Exhibit 99.1

CIM Real Estate Finance Trust, Inc. to Sell Non-Core, Multi-Tenant Retail Properties for More Than $1.32 Billion

Proceeds to be used to pay down debt and invest in senior secured loans and credit leases

Phoenix, AZ, December 20, 2021 - CIM Real Estate Finance Trust, Inc. (“CMFT”) announced today that it has entered into an agreement to sell all of its shopping centers to American Finance Trust, Inc. (“AFIN,” NASDAQ: AFIN) for up to $1.27 billion in total cash consideration, $53.4 million in AFIN stock, and additional consideration based on certain performance measures of the subject sites during the period ending 180 days post-closing. The transaction is expected to close during the first quarter of 2022.

“This transaction represents a key milestone as CMFT sharpens its focus on its core business as a credit REIT that invests principally in senior secured loans and credit leases,” said Richard Ressler, Principal and Co-Founder of CIM Group.

The 81 properties included in the agreement have a weighted average lease term (“WALT”) of 5.0 years compared with CMFT’s remaining portfolio of 437 credit lease properties with a WALT of 10.8 years.

Following the final close of the transaction, CMFT’s credit lease portfolio1 is expected to consist of 114 tenant concepts encompassing approximately 13.2 million gross rentable square feet of commercial space across 45 states. Those assets are 98.4% leased and represent 25 industry sectors. Additionally, CMFT’s senior secured loan portfolio totaled $1.6 billion as of September 30, 2021.

About CIM Real Estate Finance Trust
CMFT is a public non-traded corporation that has elected to be taxed and currently qualifies as a REIT. CMFT invests in senior secured loans and credit leases. CMFT is managed by affiliates of CIM.

About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator, lender and developer. Since 1994, CIM has sought to create value in projects and positively impact the lives of people in communities across the Americas by delivering more than $60 billion of essential real estate and infrastructure projects. CIM’s diverse team of experts applies its broad knowledge and disciplined approach through hands-on management of real assets from due diligence to operations through disposition. CIM strives to make a meaningful difference in the world by executing key environmental, social and governance (ESG) initiatives and enhancing each community in which it invests. For more information, visit www.cimgroup.com.
1 Based on portfolio information as of September 30, 2021.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect CMFT’s expectations regarding future events. CMFT intends for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in CMFT’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in CMFT’s filings with the SEC. CMFT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CMFT Media Relations Contact
Bill Mendel
212-397-1030
bill@mendelcommunications.com